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                                                                    EXHIBIT 10.5



                               AMENDMENT NO. ONE
                            TO MANAGEMENT AGREEMENT

         THIS AMENDMENT NO. ONE dated this 1st day of January, 1996, is made by and between Intelect Systems Corp., a Delaware corporation (the "(Company") and Herman Frietsch (the "Manager"), and is entered into to amend, as set forth herein, the terms and provisions of that certain Management Agreement dated October 1, 1995 by and between the Company and Manager.

         For and in consideration of the mutual covenants and agreements set forth herein, the Company and Manager hereby amend the Management Agreement as set forth herein:

         1. Term. Section II of the Management Agreement is hereby amended to be and read as follows:

         II. TERM. Subject to the provisions for termination as hereinafter provided, the term of this Agreement, as amended from time to time, shall be for an initial term from October 1, 1995 to December 31, 1997. Thereafter, the term shall be continuous, provided, however, that this Agreement may be terminated by Manager or the Company in the following manner: if either party so desires to terminate this Agreement, it shall provide written notice to the other party, and the effective date of such termination shall be on the next December 31 following three (3) years from the other party's receipt of such notice of termination. For example, if a party sends notice of termination and it is received by the other party on July 1, 1998, then the effective date of termination shall be December 31, 2001.

         2. Position. Section III of the Management Agreement is hereby amended to be and read as follows:

         III. POSITION. Manager has extensive experience in general management direction and oversight, strategic planning, mergers, ventures, acquisitions and divestitures which is deemed beneficial to the Company and which the Company wishes to apply to its activities and plans. Manager will hold the executive position of Executive Chairman of the Board of Directors of the Company and will be the Company's designee for similar or related positions on the boards of directors of the Company's subsidiaries and affiliates, which may also provide for compensation for such additional responsibilities and obligations. Manager will be responsible for advising and making recommendations to the Board of Directors with respect to the best interest of the Company. He will operate within the Company's bylaws, goals, guidelines, budgets, directives, policies and procedures.

         3. Compensation. The first sentence of Section IV is hereby amended to be and read as follows:
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         IV.     COMPENSATION. Manager's basic compensation ("Basic
                 Compensation") shall be $250,000 for each yearly period of the Term of this Agreement payable in equal monthly installments on the last day of each month or as otherwise agreed upon between the parties.

         4.      Miscellaneous. A new Section XIV shall be added, and such
Section XIV as added shall be and read as follows:

         XIV. MISCELLANEOUS. It is expressly agreed between the Company and Manager that with respect to any options granted by the Company or its parent corporation, Intelect Communications Systems Limited ("Intelect") to the Manager which are outstanding as of the effective date of termination of this Agreement. the expiration date of such options shall be the effective date of termination of this Agreement. In addition, in the event the Company terminates Manager's employment pursuant to the second sentence of Section X of this Agreement, all unvested options issued and outstanding to Manager as of the date of such termination shall vest upon such termination. The parties agree that all currently issued and outstanding options and all options to be granted in the future to Manager shall reflect the agreements set forth in this Section XIV.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        "COMPANY"

                                        INTELECT SYSTEMS CORP.

                                        /s/ PETER G. LEIGHTON
                                        ----------------------------------------
                                        Peter G. Leighton, President


                                        "MANAGER"

                                        /s/ HERMAN M. FRIETSCH
                                        ----------------------------------------
                                        Herman M. Frietsch